UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 13, 2019

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 13, 2019, Boxlight Corporation, a Delaware corporation (the “Company”), and Lind Global Macro Fund, LP, a Delaware limited partnership (“Lind”), entered into a securities purchase agreement (the “SPA”) pursuant to which the Company received $1,250,000 (the “Loan”) in exchange for the issuance of a $1,375,000 convertible note (the “Note”) and 69,420 shares of the Company’s Class A common stock valued at $100,000, calculated based on the 20-day volume average weighted price of the Class A common for the period ended December 13, 2019. The Note matures over 24 months, with repayment to commence in June 2020, after which time the Company will be obligated to make monthly payments of $76,388.89 (the “Monthly Payments”), plus interest. The Company may make the Monthly Payments and any interest payments in shares of the Company’s Class A common stock so long as such shares are either registered for resale under the Securities Act of 1933, as amended, or may be sold without restriction pursuant to an exemption from registration. As such, the Monthly Payments may be subject to reduction in any month by any amounts converted into the Company’s Class A common stock.

The foregoing descriptions of the SPA and Note are qualified in their entirety by reference to such documents, which documents are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

In conjunction with the SPA and the Note, as of December 13, 2019, the Company and Lind entered into an amended and restated security agreement (the “A&R Security Agreement”) for purposes of amending and restating a prior security agreement between the Company and Lind in order to incorporate the Loan and SPA into the A&R Security Agreement. In addition, as of December 13, 2019, the Company, Sallyport Commercial Finance, LLC, as first lien creditor, and Lind, as second lien creditor, entered into an amended and restated intercreditor agreement (the “A&R Intercreditor Agreement”) for purposes of amending and restating the original intercreditor agreement between the parties, dated March 22, 2019, in order to reaffirm and confirm the relative priority of each creditor’s respective security interests in the Company’s assets, among other matters. The foregoing description of each of the A&R Security Agreement and the A&R Intercreditor Agreement is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.3 and 10.4, respectively, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2019, the Company issued a press release announcing the financing transaction with Lind Global Macro Fund LP. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of December 13, 2019, between Boxlight Corporation and Lind Global Macro Fund, L.P.
10.2	Secured Convertible Note, dated December 13, 2019.
10.3	Amended and Restated Security Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP.
10.4	Amended and Restated Intercreditor Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP.
99.1	Press Release, dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2019

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer